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Exhibit 23.2



CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement on Form S-1 of Mediconsult.com, Inc. of our report dated March 14, 1999 on our audits of the financial statements of CyberDiet, LLC as of December 31, 1996, 1997 and 1998. We also consent to the reference to our firm under the caption "Experts".


Hamilton, Bermuda
April 2, 1999                         PricewaterhouseCoopers